Exhibit 99.2

CRISPR Therapeutics Prices Upsized Convertible Senior Notes Offering

ZUG, Switzerland and BOSTON, March 11, 2026 – CRISPR Therapeutics AG (Nasdaq: CRSP) (the “Company”) today announced the pricing of $550 million aggregate principal amount of its convertible senior notes due 2031 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $50 million aggregate principal amount of the notes. The sale of the notes is expected to close on March 16, 2026, subject to the satisfaction of customary closing conditions. The offering was upsized from the previously announced offering of $350 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of the Company. The investors in the notes agreed to an effective coupon of 1.125%. Because of anticipated 35% withholding on interest payments on the notes under Swiss tax law, the Company agreed to increase the coupon by 0.6058% to 1.7308% to effectively eliminate the impact of such anticipated withholding on any noteholders who are not eligible to receive a refund. Interest will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026. The notes will mature on March 1, 2031, unless earlier converted, redeemed or repurchased.

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date, other than during a “conversion freeze period” (as defined in the indenture that will govern the notes). Upon conversion, the Company will deliver for each $1,000 principal amount of converted notes a number of its common shares, nominal value CHF 0.03 per share (“common shares”), equal to the conversion rate.

The conversion rate will initially be 13.0617 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $76.56 per common share). The initial conversion price represents a premium of approximately 45% above the last reported sale price of $52.80 per common share on the Nasdaq Global Market on March 10, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur or are anticipated to occur prior to the maturity date or if the Company delivers a notice of optional redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of optional redemption, as the case may be.

The Company may not redeem the notes prior to March 6, 2029. The Company may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on an optional redemption date occurring on or after March 6, 2029 if the last reported sale price of the common shares has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of optional redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the optional redemption date. No sinking fund is provided for the notes.

If the Company undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company estimates that the net proceeds from the offering will be approximately $536.3 million (or approximately $585.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes.

The offer and sale of the notes and the common shares deliverable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or the common shares deliverable upon conversion of the notes, nor will there be any sale of the notes or such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About CRISPR Therapeutics

Founded over a decade ago, CRISPR Therapeutics is a leading biopharmaceutical company focused on developing transformative gene-based medicines for serious human diseases. The Company has evolved from a pioneering research-stage organization into an industry leader, marking a historic milestone with the approval of CASGEVY® (exagamglogene autotemcel [exa-cel]), the world’s first CRISPR-based therapy, approved for eligible patients with sickle cell disease and transfusion-dependent beta thalassemia. CRISPR Therapeutics is advancing a broad and diversified pipeline across hemoglobinopathies, cardiovascular, autoimmune, oncology, regenerative medicine and rare diseases. The Company continues to expand its leadership in gene editing through the development of SyNTase™ editing, a novel and proprietary gene-editing platform designed to enable precise, efficient, and scalable gene correction. To accelerate and expand its impact, CRISPR Therapeutics has established strategic collaborations with leading biopharmaceutical partners, including Vertex Pharmaceuticals. CRISPR Therapeutics AG is headquartered in Zug, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Boston, Massachusetts and San Francisco, California.

CRISPR THERAPEUTICS® standard character mark and design logo and SyNTase™ are trademarks and registered trademarks of CRISPR Therapeutics AG. CASGEVY® and the CASGEVY logo are registered trademarks of Vertex Pharmaceuticals Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the timing and closing of the offering and the expected use of the proceeds from the sale of the notes. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation, risks related to or associated with satisfaction of customary closing conditions of the offering, market conditions or other reasons, and the other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K and in any other subsequent filings made by CRISPR Therapeutics with the U.S. Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Investor Contact:

+1-617-307-7503

ir@crisprtx.com

Media Contact:

+1-617-315-4493

media@crisprtx.com